Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report on Form 10-Q of Capital Crossing Preferred Corporation (the “Company”) for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Richard Wayne, President of the Company and Edward F. Mehm, Treasurer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2006	By:	/s/ Richard Wayne

Richard Wayne
President (Principal Executive Officer)

Date: May 10, 2006	By:	/s/ Edward F. Mehm

Edward F. Mehm
Treasurer (Principal Financial Officer)

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